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                                                                   EXHIBIT 23.4



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of Prison Realty Corporation of our report dated September 11, 1998 (except for certain matters discussed in Note 2 as to which the date is September 28, 1998), relating to the balance sheet of Correctional Management Services Corporation as of September 11, 1998 included in Prison Realty Corporation's previously filed Registration Statement on Form S-3 (File Number 333-70419) and to all references to our Firm included in or incorporated by reference in this registration statement.




                                               ARTHUR ANDERSEN LLP

Nashville, Tennessee
January 8, 1999